UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 28, 2008

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement.

On August 28, 2008, Northern Border Pipeline Company (“Northern Border”) entered into a Membership Interest Purchase Agreement with TransCanada PipeLine USA Ltd. (“TransCanada USA”) (the “Purchase Agreement”), pursuant to which Northern Border sold its wholly-owned subsidiary Bison Pipeline LLC (“Bison”) to TransCanada USA (“Transaction”).  The acquisition closed on August 29, 2008.

The assets of Bison include executed precedent agreements, as well as regulatory, environmental and engineering activities completed to date on the Bison Pipeline Project (Bison Project). Northern Border will retain the executed downstream contracts by shippers on the Bison Project for capacity from Port of Morgan, Montana, to Ventura, Iowa, on the Northern Border system.  The total purchase price was $20,000,000.

TC PipeLines, LP (the “Partnership”) is a fifty percent (50%) owner of Northern Border, while the other fifty percent (50%) is held by ONEOK Partners, L.P (“ONEOK”).  The ultimate parent of the general partner of the Partnership currently owns TransCanada USA, the purchaser.  The Transaction was approved by both the Partnership and ONEOK.  The foregoing description of the Purchase Agreement is a summary of the material terms.

The Partnership’s press release announcing the sale of Bison by Northern Border to TransCanada is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01.  Other Events

On September 3, 2008, both the Partnership and Northern Border issued  press releases announcing the sale of Bison by Northern Border to TransCanada USA, which are attached as Exhibit 99.1 and 99.2 to this Form 8-K. For more details, see Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1	TC PipeLines, LP Press Release dated September 3, 2008.

99.2	Northern Border Pipeline Company Press Release dated September 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                TC PipeLines, LP
                by:  TC PipeLines GP, Inc.,
                its general partner

                By:         /s/ Amy W. Leong
                Amy W. Leong
                Principal Financial Officer and Controller

Dated:  September 4, 2008

Exhibit No.	Description

99.1	TC PipeLines, LP Press Release dated September 3, 2008.

99.2	Northern Border Pipeline Company Press Release dated September 3, 2008.